UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

Associated Materials, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-24956	75-1872487
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road, Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Election of Directors

Effective November 12, 2010, Dana R. Snyder was elected to the board of directors (the “Board”) of Associated Materials, LLC (the “Company”).

Stockholders Agreement

In connection with his election to the Board, Mr. Snyder executed a joinder agreement, dated as of November 1, 2010, in which he agreed to become a party to, to be bound by and to comply with the provisions of the Stockholders Agreement (the “Stockholders Agreement”), dated as of October 13, 2010, among AMH Investment Holdings Corp. (formerly known as Carey Investment Holdings Corp.) (“Parent”), AMH Intermediate Holdings Corp. (formerly known as Carey Intermediate Holdings Corp.), a wholly-owned direct subsidiary of Parent (“Holdings”), the Company, a wholly-owned direct subsidiary of Holdings, investment funds affiliated with Hellman & Friedman LLC (collectively, the “Sponsors”) and the other stockholders party thereto.

The Stockholders Agreement, among other things, contains agreements among the parties with respect to the composition of the boards of directors of Parent, Holdings and the Company, stock ownership, voting, registration rights and other matters and restrictions on the transfer of Parent’s equity securities, including tag along and drag along rights. In connection with any underwritten public offering of Parent’s common stock, including any initial public offering, the Stockholders Agreement provides any stockholder with the right to include common stock held by it under the registration statement pursuant to such offering. At any time after the occurrence of any initial public offering of Parent, (i) the Sponsors and their assignees will have certain demand and “piggyback” registration rights and (ii) all stockholders party to the Stockholders Agreement will have certain “piggyback” registration rights.

Subscription Agreement

In connection with his election to the Board, Mr. Snyder also entered into a subscription agreement, dated as of November 1, 2010, with Parent, providing for the purchase of shares of Parent’s common stock, at the same price per share that the Sponsors paid for Parent’s common stock pursuant to a subscription agreement among Parent, Holdings, Carey Acquisition Corp. and the Sponsors.

2.	Departure of Officer

On December 21, 2010, the Company announced that Robert M. Franco, President of AMI Distribution for the Company, will be leaving the Company effective March 31, 2011.

3.	Appointment of Officer

On December 20, 2010, Brad Beard was appointed Vice President of AMI Distribution for the Company.

Employment Agreement

On December 20, 2010, the Company entered into a new Employment Agreement (the “Employment Agreement”) with Mr. Beard, pursuant to which he agreed to serve as the Company’s Vice President of AMI Distribution.

Pursuant to the Employment Agreement, Mr. Beard will receive an annual base salary of $250,000 and will have a target annual bonus opportunity equal to 60% of his base salary.

If Mr. Beard’s employment is terminated by the Company without cause or he is a good leaver at any time during the 24-month period commencing on December 20, 2010 (the “Post-Change Period”), he will be entitled to (i) any accrued obligations, (ii) an amount equal to two times his base salary and two times his annual target bonus payable in 24 equal monthly installments in accordance with the Company’s payroll procedures over the 24-month period following such termination of employment, (iii) if the termination occurs after June 30th in any calendar year, a pro-rated portion of his annual target bonus, (iv) continued medical, dental and life insurance benefits for up to 24 months (or reimbursement for the cost of such benefits) and (v) outplacement services in the amount of $30,000. If he is terminated without cause at any time other than during the Post-Change Period, he will receive (A) any accrued obligations, (B) an amount equal to his base salary payable in 12 equal monthly installments in accordance with the Company’s payroll procedures over the twelve-month period following such termination of employment, (C) a pro-rated portion of his annual target bonus and (D) continued medical, dental and life insurance benefits for twelve months (or reimbursement for the cost of such benefits). The severance benefits are subject to Mr. Beard’s execution of a general release in favor of the Company and its affiliates and Mr. Beard’s continued compliance with the restrictive covenants in the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Beard will be subject to restrictions on competition and interference during his employment with the Company and for a period of two years thereafter. The Employment Agreement also contains standard confidentiality, invention assignment and non-disparagement covenants.

Option Agreements

On December 20, 2010, Parent entered into a stock option agreement for time-based vesting options (the “Time Option Agreement”) and a stock option agreement for performance-based vesting options (the “Performance Option Agreement”) with Mr. Beard pursuant to which he was granted nonqualified stock options to purchase shares of Parent’s common stock, par value $0.01 per share (“Parent Common Stock”), pursuant to Parent’s 2010 Stock Incentive Plan. The time-based vesting options are subject to time-based vesting over a five-year period, and the performance-based vesting options are subject to performance-based vesting conditions, based on annual adjusted EBITDA goals over a five-year period. All of the performance-based vesting options and a portion of the time-based vesting options have an exercise price equal to the grant date fair market value of the underlying shares of Parent Common Stock; a portion of the time-based vesting options has an exercise price equal to two times the grant date fair market value of such stock; and the remaining portion of the time-based vesting options has an exercise price equal to three times the grant date fair market value of such stock. The shares of Parent Common Stock (“shares”) acquired upon the exercise of such stock options are subject to both transfer restrictions and repurchase rights following a termination of employment. The stock options expire on the tenth anniversary of the date of grant. Mr. Beard was granted an option to purchase 271,105 shares pursuant to the Time Option Agreement and 67,776 shares pursuant to the Performance Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS, LLC

DATE: December 22, 2010

By: /s/ Stephen E. Graham
Stephen E. Graham
Vice President – Chief Financial Officer,
Treasurer and Secretary